UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 24, 2009, UTStarcom, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that it had, through its wholly owned subsidiary in China, entered into a Property Transfer and Leaseback Agreement with Zhejiang Zhongnan Construction Group Co., Ltd. (“Zhongnan”) for the transfer of the Company’s facility in Hangzhou, China (“the facility”) and the leaseback of a portion of the facility (the “Transfer Agreement”).  On February 5, 2010 the Company filed a Current Report on Form 8-K/A reporting that it had entered into lease agreement amending the Transfer Agreement. This lease agreement amended the security deposit and prepay rent amounts and clarified certain other terms in the Transfer Agreement. The Company is filing this Form 8-K/A to provide information regarding its determination regarding the material impairment relating to and the accounting treatment of the Transfer Agreement.

Item 2.06 Material Impairment

In connection with the sale of the facility in Hangzhou, China, management of the Company determined on December 18, 2009 that the Company will be required to record a material non-cash impairment charge related to the facility in its fourth quarter and 2009 financial results, but was unable to determine an estimate or a range of estimate of the impairment charge.  On February 19, 2010, management of the Company concluded that the facility, as a result of the leaseback, should continue to be considered “held for use” as of December 31, 2009 and the Company would record an impairment charge of $33.3 million in the fourth quarter of 2009 in conjunction with the execution of the Transfer Agreement, which provided additional indicators of fair value for the facility.  The Company expects the transaction to qualify for sale-leaseback accounting which would result in derecognition of the facility from the Company’s balance sheet upon closing of the transaction, expected to be in the first quarter of 2010.  The facility’s $125.7 million adjusted carrying value after the write-down to fair value is less than the $140 million sale price (approximately $7.3 million of this amount will be withheld by Zhongnan to pay all transaction-related taxes on behalf of the Company) because the pending sale was accompanied by a leaseback arrangement with lease rates considered to be in excess of market rates to the Company.  As a result, any potential gain realized on the sale leaseback is expected to be deferred and amortized over the leaseback term.

Forward-Looking Statements

This Current Report on Form 8-K/A includes forward-looking statements relating to, among other things, the Company’s expectations regarding the anticipated closing date of the transaction and the Company’s expectations regarding the accounting treatment and treatment of any potential deferred gain in connection with the transaction.  Forward-looking statements are generally indicated by such words as “will,” “expects,” “estimates,” “goals,” “plans” or similar words.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include satisfaction of closing conditions for the Hangzhou facility sale transaction, review by the Company’s auditors of the accounting for the transaction, and market values at the time of the completion of the transaction, as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.  All forward-looking statements included in this Current Report on Form 8-K/A are based upon information available to the Company as of the date of this Current Report on Form 8-K/A, which may change, and, unless required under the securities laws, we assume no obligation to update any such forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: February 25, 2010	By:	/s/Peter Blackmore
	Name:	Peter Blackmore
	Title:	President and Chief Executive Officer